EXHIBIT 31.1

CAPITAL SENIOR LIVING CORPORATION

CERTIFICATIONS

I, Lawrence A. Cohen, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of Capital Senior Living Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Lawrence A. Cohen
Lawrence A. Cohen
Chief Executive Officer
August 3, 2017